Exhibit 99.2

Investor Contact:	Press Contact:

Steve Kunszabo	Jessica Yingling
Organovo Holdings, Inc.	Little Dog Communications
+1 (858) 224-1092	+1 (858) 480-2411
skunszabo@organovo.com	jessica@litldog.com

ORGANOVO ANNOUNCES APPOINTMENT OF CRAIG KUSSMAN AS CHIEF FINANCIAL OFFICER

SAN DIEGO – August 2, 2016 – Organovo Holdings, Inc. (NYSE MKT:ONVO) (“Organovo”), a three-dimensional biology company focused on delivering scientific and medical breakthroughs using its 3D bioprinting technology, today announced the appointment of Craig Kussman as chief financial officer, effective August 22, 2016.

“Craig is an accomplished executive with significant financial, operational and strategic expertise,” said Keith Murphy, CEO, Organovo. “Craig’s background as a CFO for life science and healthcare companies, which has included leading finance, administrative and corporate development functions, will be an asset to us as we enter our next phase of commercial development and growth. We are pleased to welcome Craig to our team and look forward to his contributions.”

Kussman was most recently the chief financial officer at Alphaeon Corporation, a lifestyle healthcare company. Prior to his current role, Kussman served as chief financial officer of XIFIN, Inc., a healthcare information technology firm. Kussman formerly served as chief financial officer and senior vice president of corporate development for Ascenta Therapeutics, a developmental stage biopharmaceutical company. Kussman has also held senior executive positions at Breach Security, Discovery Partners International, Inc., SYNAVANT Inc., Cognizant Corp., and IMS Health.

“Organovo is a visionary company that is poised to revolutionize drug discovery and transplant medicine,” said Kussman. “With a first mover advantage, strong history of innovation and a powerful technology platform, the company is positioned for great success. I look forward to joining the team and helping drive its future growth.”

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for use in medical research and therapeutic applications. The Company develops 3D human tissue models through internal development and in collaboration with pharmaceutical, academic and other partners. Organovo’s 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost. The Company’s initial product is the exVive3DTM Human Liver Tissue for use in toxicology and other preclinical drug testing. Additional products are in development, with the anticipated release of the exVive3D Human Kidney Tissue scheduled for the third quarter of calendar year 2016. The Company also actively conducts early research on specific tissues for therapeutic use in direct surgical applications. In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, Forbes, and numerous other media outlets. Organovo is changing the shape of life science research and transforming medical care. Learn more at www.organovo.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause the Company’s actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company’s products, services and technology; the market acceptance of the Company’s products and services; the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies; the Company’s ability to successfully complete the contracts and recognize the revenue represented by the contracts included in its previously reported total contract bookings and secure additional contracted collaborative relationships. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 9, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. ###